STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

May 12, 2016

Job Number: C20160512-0277
Reference Number: 00010299489-22
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130397815-39	Articles of Incorporation	4 Pages/1 Copies
20130514980-33	Merge In	14 Pages/1 Copies
20130551327-09	Certificate of Designation	21 Pages/1 Copies
20150498128-90	Certificate of Designation	26 Pages/1 Copies
20150504760-00	Certificate of Correction	3 Pages/1 Copies
20160169662-19	Amendment	2 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Christine Rakow
Certificate Number: C20160512-0277
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	**20130397815-39**
	Filing Date and Time: **06/13/2013 5:44 AM**
	Entity Number: **E0297142013-2**

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Neurotrope, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agent, Inc. of NV. Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 350,000,000 — Par value per share: $ 0.0001 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Marissa Watson (Name) 1801 26th Street (Street Address) / Sacramento (City) / CA (State) / 95816 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* To engage in any lawful act or activity for which corporations may be organized under the laws of Nevada
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Eric C. Mendelson (Name) — X [signature] Incorporator Signature 488 Madison Ave., 12th Floor (Address) / New York (City) / NY (State) / 10022 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] assistant secretary — 6-10-13 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
NEUROTROPE, INC.
a Nevada corporation
(continued)

3. **Authorized Stock** (continued):

(a) The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is three hundred and fifty million (350,000,000) shares, of which three hundred million (300,000,000) shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001), and fifty million (50,000,000) shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).

(b) The Board of Directors shall have authority to prescribe and provide for, by resolution or resolutions adopted by the Board of Directors, the issuance of Preferred Stock from time to time in one or more classes and/or series, the distinguishing designation for each class or series of Preferred Stock, the number of each class or series of Preferred Stock and the voting powers, designations, preferences and relative, participating, optional or other rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions, if any, thereof, and to increase or decrease the number of shares of any class or series of Preferred Stock subsequent to the issuance of shares of that class or series, but not below the number of shares of such class or series then outstanding, all to the full extent permitted by Nevada Private Corporations Law (Chapter 78 of the Nevada Revised Statutes), or any successor law(s) of the State of Nevada. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Without limiting the generality of the foregoing, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of a class or series of Preferred Stock, and any rate, condition or time for payment of distributions on any class or series of Preferred Stock, may be made dependent upon any fact or event which may be ascertained outside these Articles of Incorporation or the resolution adopted by the Board of Directors if the manner in which such fact or event may operate is stated in the resolution. As used in this paragraph, "fact or event" includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, the Corporation itself or any government, governmental agency or political subdivision of a government.

8. Board of Directors:

The governing board of this Corporation shall be known as the Board of Directors. The initial number of Directors shall be one (1). The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this Corporation, providing that the number of Directors shall not be reduced to less than one (1).

9. No Liability for Corporation's Debts:

After the amount of the subscription price, the purchase price or the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

10. Duration:

The Corporation is to have perpetual existence.

11. Elimination of Personal Liability:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification. If the Nevada Private Corporations Law, or any successor law(s) of the State of Nevada, is hereafter amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of this Corporation shall be eliminated or limited to the fullest extent authorized by Nevada law.

12 No Preemptive Rights:

No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

13. **Reservation:**

This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130514980-33
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/05/2013 8:49 AM
	Entity Number E0297142013-2

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

BlueFlash Communications, Inc.
Name of **merging** entity

Florida
Jurisdiction

Corporation
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

Neurotrope, Inc.
Name of **surviving** entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

- [x] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).
- [ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

- [ ] If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

BlueFlash Communications, Inc.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Neurotrope, Inc.

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: 08/09/13 Time: 12:01 a.m.

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

BlueFlash Communications, Inc.
Name of merging entity

X [signature] President 8/1/13
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

and,

Neurotrope, Inc.
Name of surviving entity

X [signature] President 8/1/13
Title Date

"ne articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

is form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of June 20, 2013, by and between BLUEFLASH COMMUNICATIONS, INC., a Florida corporation ("BlueFlash") and NEUROTROPE, INC., its wholly-owned Nevada subsidiary ("Neurotrope") (BlueFlash and Neurotrope shall sometimes be referred to herein collectively as the "Constituent Corporations").

BACKGROUND

A. BlueFlash is a corporation duly organized and existing under the laws of the State of Florida. Neurotrope is a corporation duly organized and existing under the laws of the State of Nevada.

B. The authorized capital stock of BlueFlash consists of three-hundred million (300,000,000) shares of common stock, par value $0.0001 per share ("BlueFlash Common Stock"), of which 10,200,000 shares are issued and outstanding. The authorized capital stock of Neurotrope consists of three-hundred and fifty million (350,000,000) shares, consisting of (a) three-hundred million (300,000,000) shares of common stock, $0.0001 par value ("Neurotrope Common Stock"), of which 100 shares are issued and outstanding, and (b) fifty million (50,000,000) shares of preferred stock, $0.0001 par value, of which no shares are issued and outstanding.

C. The respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of their respective corporations and stockholders that BlueFlash be merged with and into Neurotrope pursuant to the terms and conditions set forth in this Agreement (the "Merger"), and have approved this Agreement by resolutions duly adopted by them in accordance with the laws of their respective jurisdictions of incorporation.

D. the Constituent Corporations wish to effect the Merger as a plan of reorganization in accordance with the provisions of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in accordance with applicable law, the parties hereto do hereby adopt the plan of reorganization encompassed by this Agreement, and do hereby agree that BlueFlash shall merge with and into Neurotrope in accordance with the following terms and conditions:

1. MERGER

1.1 Merger; Surviving Corporation.

(a) The effective time of the Merger (the "Effective Time") will occur at the latest of: (i) the time and date that the stockholders of each of BlueFlash and Neurotrope have approved this Agreement and the Merger, (ii) the time and date that Articles of Merger are duly

filed with the Secretary of State of the State of Florida with respect to the Merger, or such later date and time as is set forth therein, and (iii) the time and date that Articles of Merger are duly filed with the Secretary of State of the State of the State of Nevada with respect to the Merger, or such later date and time as is set forth therein.

(b) At the Effective Time, BlueFlash will be merged with and into Neurotrope, with Neurotrope being the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, the corporate existence of BlueFlash will cease, and the Surviving Corporation will succeed to all of the business, properties, assets, and liabilities of the Constituent Corporations.

1.2 Certificate of Incorporation and Bylaws.

(a) From and after the Effective Time, the Certificate of Incorporation of Neurotrope, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation of the Surviving Corporation, until altered, amended, or repealed in accordance with the laws of the State of Nevada.

(b) From and after the Effective Time, the Bylaws of Neurotrope, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation, until altered, amended, or repealed in accordance with the laws of the State of Nevada.

1.3 Directors and Officers.

(a) The number of directors of Neurotrope immediately prior to the Effective Time will be the number of directors of the Surviving Corporation from and after the Effective Time, until such number is altered in accordance with the laws of the State of Nevada. The directors of Neurotrope immediately prior to the Effective Time will be the directors of the Surviving Corporation from and after the Effective Time and will hold office from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly appointed or elected and qualified.

(b) The officers of Neurotrope immediately prior to the Effective Time will be the officers of the Surviving Corporation from and after the Effective Time and will hold the same offices from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation until their respective successors are duly appointed or elected and qualified.

1.4 Shares; Certificates.

(a) At the Effective Time, the shares of capital stock of BlueFlash will be converted into shares of capital stock of Neurotrope as follows:

(i) each share of BlueFlash Common Stock issued and outstanding immediately before the Effective Time will, automatically and without further act of BlueFlash, Neurotrope, or any holder thereof, be extinguished and converted into 2.231 issued and outstanding and fully paid and non-assessable shares of Neurotrope Common Stock subject to

the same terms, conditions, and restrictions, if any, as existed immediately before the Effective Time;

(ii) any share of BlueFlash Common Stock held in the treasury immediately before the Effective Time will, automatically and without further act of BlueFlash or Neurotrope, be extinguished and converted into one fully paid and nonassessable share of Neurotrope Common Stock to be held in the treasury of Neurotrope subject to the same terms, conditions, and restrictions, if any, as existed immediately before the Effective Time.

(b) Each person who, as a result of the Merger, holds one or more certificates representing one or more shares of BlueFlash Common Stock may surrender any such certificate to Neurotrope, and, upon such surrender, Neurotrope will, within a reasonable time, deliver to such person, in substitution and exchange therefor, one or more certificates evidencing the number of shares of Neurotrope Common Stock, that such person is entitled to receive in accordance with the terms of this Agreement, in substitution for the number of shares of BlueFlash Common Stock represented by each certificate so surrendered; provided, however, that no such holder will be required to surrender any such certificate until such certificate otherwise would be surrendered for transfer on the books of the issuing corporation in the ordinary course of business.

(c) At the Effective Time, all of the shares of capital stock of Neurotrope issued or outstanding immediately before the Effective Time will, automatically and without further act of BlueFlash, Neurotrope, or any holder thereof, be cancelled and cease to exist, without any consideration being payable therefor.

2. MISCELLANEOUS

2.1 Consent to Service Of Process. Neurotrope hereby consents and agrees, effective as of the Effective Time, to be sued and served with process in the State of Florida in any proceeding for the enforcement of any obligations of BlueFlash and in any proceeding for the enforcement of the rights, if any, of a dissenting stockholder of BlueFlash against Neurotrope. Neurotrope hereby irrevocably appoints the Secretary of State of the State of Florida as its agent to accept service of process in any such proceeding from and after the Effective Time.

2.2 Accounting Matters. Except as herein provided with respect to the cancellation of the outstanding shares of BlueFlash, the assets, liabilities, reserves, and accounts of BlueFlash and Neurotrope will be taken up or continued on the books of Neurotrope in the respective amounts at which such assets, liabilities, reserves, and accounts have been carried on the books of BlueFlash and Neurotrope immediately before the Effective Time, subject to such adjustments, and such elimination of intercompany items, as may be appropriate to give effect to the Merger.

2.3 Expenses of Merger. From and after the Effective Time, Neurotrope will pay all unpaid expenses of carrying this Agreement into effect and accomplishing the Merger.

2.4 Further Assurances. If, at any time from and after the Effective Time, Neurotrope believes or is advised that any further assignment or assurance in law is necessary or desirable to vest in Neurotrope the title to any property or rights of BlueFlash, the proper officers of Neurotrope are hereby authorized, in the name of BlueFlash or otherwise, to execute and make all such proper assignments and assurances in law, and to do all other things necessary or proper to vest such property or rights in Neurotrope and otherwise to carry out the purposes of this Agreement.

2.5 Approval. This Agreement will be submitted for approval by the holders of BlueFlash Common Stock at an annual or special meeting of stockholders, or BlueFlash will acquire the necessary shareholder consents pursuant to applicable law. The execution of this Agreement constitutes the approval hereof, and of the transactions contemplated hereby, by written consent of BlueFlash in its capacity as sole stockholder of Neurotrope.

2.6 Termination, Abandonment or Deferral. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either BlueFlash or Neurotrope or both, notwithstanding the approval of this Merger Agreement by the shareholders of BlueFlash or Neurotrope, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of BlueFlash and Neurotrope, such action would be in the best interest of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or shareholders with respect thereto.

2.7 Amendment. At any time before the Effective Time and for any reason, this Agreement may be amended, notwithstanding approval of this agreement by the stockholders of BlueFlash or Neurotrope, by an agreement in writing executed in the same manner as this Agreement; provided, however, that after approval of this Agreement by the stockholders of BlueFlash, this Agreement may not be amended, without such further approval as is required by law, to the extent that such amendment would: (i) alter or change the amount or kind of shares to be received by the stockholders of Neurotrope or BlueFlash in the Merger, (ii) alter or change any term of the Articles of Incorporation of Neurotrope, or (iii) effect any alteration or change that would adversely affect the stockholders of BlueFlash or Neurotrope.

2.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, this Agreement, having first been duly approved by the Board of Directors of BlueFlash and Neurotrope, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.

BLUEFLASH COMMUNICATIONS, INC.,
a Florida corporation

By: ______________________
Name: Ronald A. Warren
Title: President

NEUROTROPE, INC.,
a Nevada corporation

By: ______________________
Name: Ronald A. Warren
Title: President

AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER is made as of this 10th day of July, 2013 (this "**Amendment**"), by and among BlueFlash Communications, Inc., a Florida corporation ("**BlueFlash**"), and Neurotrope, Inc., its wholly-owned Nevada subsidiary ("**Neurotrope**"). BlueFlash and Neurotrope shall sometimes be referred to herein collectively as the "**Parties.**"

WITNESSETH:

WHEREAS, the Parties entered into an Agreement and Plan of Merger, dated June 20, 2013 (the "**Plan of Merger**"), the principal result of which shall be BlueFlash's reincorporation in the State of Nevada; and

WHEREAS, the Parties desire to amend the Plan of Merger on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. **Defined Terms.** Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Plan of Merger.

2. **Amendment of the Plan of Merger.** The Parties hereby agree that Section 1.4(a)(i) of the Plan of Merger shall be deleted and replaced in its entirety by the following:

> "(i) each share of BlueFlash Common Stock issued and outstanding immediately before the Effective Time will, automatically and without further act of BlueFlash, Neurotrope, or any holder thereof, be extinguished and converted into 2.242 issued and outstanding and fully paid and non-assessable shares of Neurotrope Common Stock subject to the same terms, conditions, and restrictions, if any, as existed immediately before the Effective Time;"

3. **No Other Changes.** Except as otherwise expressly provided in this Amendment, the provisions of the Plan of Merger shall remain in full force and effect.

4. **Other Actions Necessary.** At the reasonable request of one of the Parties hereto, the other Parties shall execute any other documents or take any other reasonable actions necessary to effectuate this Amendment.

5. **Binding Effect.** This Amendment shall inure to the benefit of and shall be binding upon the Parties and their respective successors and assigns.

6. **Amendments, Changes and Modifications.** This Amendment may not be

amended, changed, modified, altered or terminated without the prior written consent of all of the Parties hereto.

7. **Approval**. This Amendment will be submitted for approval by the holders of BlueFlash Common Stock at an annual or special meeting of stockholders, or BlueFlash will acquire the necessary shareholder consents pursuant to applicable law. The execution of this Amendment constitutes the approval hereof, and of the transactions contemplated hereby, by written consent of BlueFlash in its capacity as sole stockholder of Neurotrope.

8. **Execution of Counterparts**. This Amendment may be executed in one or more counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Signed counterparts of this Amendment may be delivered by facsimile and by scanned .pdf image.

[The Remainder of this Page is Left Blank Intentionally. Signature Page Follows.]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Plan of Merger as of the day and year first above written.

BLUEFLASH COMMUNICATIONS, INC.,
a Florida corporation

By: /s/ Ronald A. Warren
Name: Ronald A. Warren
Title: President

NEUROTROPE, INC.,
a Nevada corporation

By: /s/ Ronald A. Warren
Name: Ronald A. Warren
Title: President

[SIGNATURE PAGE TO AMENDMENT TO AGREEMENT AND PLAN OF MERGER]

150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130551327-09
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/22/2013 9:50 AM
	Entity Number E0297142013-2

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Neurotrope, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares so designated shall be Twenty Four Million Three Hundred Twenty-Five Thousand (24,325,000). The par value of each issued share of Series A Preferred Stock shall be $0.0001 per share.

2. Dividends. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of $0.08 per share shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock)
continued on attachment

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X ____________________
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS

of

SERIES A CONVERTIBLE PREFERRED STOCK

of

NEUROTROPE, INC.

Neurotrope, Inc., a corporation organized and existing under the laws of the State of Nevada ("**Corporation**"), hereby certifies that the Board of Directors of the Corporation (the "**Board of Directors**" or the "**Board**"), pursuant to authority of the Board as required by applicable law, and in accordance with the provisions of the Corporation's articles of incorporation and by-laws, has authorized and hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $0.0001 per share (the "**Preferred Stock**"), and hereby states the designation and number of shares, and fixes the rights, preferences, privileges, powers and restrictions thereof, as follows:

Capitalized terms used and not otherwise immediately defined are defined in Section 5.4 below.

1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as the "Series A Convertible Preferred Stock" (the "**Series A Preferred Stock**") and the number of shares so designated shall be Twenty Four Million Three Hundred Twenty-Five Thousand (24,325,000). The par value of each issued share of Series A Preferred Stock shall be $0.0001 per share.

2. Dividends. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of $0.08 per share shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the "**Accruing Dividends**") when, as and if declared, and shall not be cumulative; provided however, such Accruing Dividends shall be payable only pursuant to the following sentence of this Section 2 or Subsection 3.1. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on

each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The "**Series A Original Issue Price**" shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

3. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

3.1 Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) one (1) times the Series A Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the "**Series A Liquidation Amount**"). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 3.1, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata

based on the number of shares held by each such holder.

3.3 Deemed Liquidation Events.

3.3.1 Definition. Each of the following events shall be considered a **"Deemed Liquidation Event"** unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock elect otherwise by written notice sent to the Corporation at least 10 days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i) the Corporation is a constituent party or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

3.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 3.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the **"Merger Agreement"**) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 3.1 and 3.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 3.3.1(a)(ii) or 3.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the Nevada Revised Statutes within 90 days after such Deemed Liquidation

Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, and (ii) if the holders of at least a majority of the then outstanding shares of Series A Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Nevada law governing distributions to stockholders (the "**Available Proceeds**"), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall ratably redeem each holder's shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Nevada law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 3.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

3.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

3.3.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 3.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the "**Additional Consideration**"), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the "**Initial Consideration**") shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 3.1 and 3.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 3.1 and 3.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 3.3.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Initial Consideration.

4. Voting.

4.1 General. Except as provided by law or by the other provisions of the Articles of Incorporation, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), (i) holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class, and (ii) each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

4.2 Election of Directors. The holders of record of the shares of issued and outstanding Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the "**Series A Director**") and the holders of record of the shares of issued and outstanding Common Stock, exclusively and as a separate class, shall be entitled to elect six (6) directors of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 4.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 4.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 4.2. The rights of the holders of the Series A Preferred Stock and the rights of the holders of the Common Stock under the first sentence of this Subsection 4.2 shall terminate on the first date following the Series A Original Issue Date (as defined below) on which there are issued and outstanding less than 1,000,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock).

4.3 Series A Preferred Stock Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

4.3.1 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation other than a Deemed Liquidation Event, or consent to any of the foregoing;

4.3.2 amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;

4.3.3 create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

4.3.4 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

4.3.5 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair

market value thereof or (iv) as approved by the Board of Directors, including the approval of at least one Series A Director;

4.4 Common Stock Protective Provisions. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

4.4.1 amend, alter or repeal Section 4.2 or this Section 4.4.1 of the Articles of Incorporation; or

4.4.2 amend, alter or repeal any provision of the Bylaws of the Corporation in a manner that results in a change to the director election provisions as set forth in Section 4.2.

5. Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "**Conversion Rights**"):

5.1 Right to Convert.

5.1.1 Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The "**Series A Conversion Price**" shall initially be equal to $1.00. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

5.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

5.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

5.3 Mechanics of Conversion.

5.3.1 Notice of Conversion. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the "**Conversion Time**"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series A Preferred Stock converted.

5.3.2 Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Articles of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary

in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

5.3.3 Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 5.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

5.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

5.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

5.4 Adjustments to Series A Conversion Price for Diluting Issues.

5.4.1 Special Definitions. For purposes hereof, the following definitions shall apply:

(a) **"Option"** shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) **"Series A Original Issue Date"** shall mean the date on which the first share of Series A Preferred Stock was issued.

(c) **"Convertible Securities"** shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) **"Additional Shares of Common Stock"** shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, "**Exempted Securities**"):

(i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 5.5, 5.6, 5.7 or 5.8;

(iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;

(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation;

(vi) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation;

(vii) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger,

purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation; or

(viii) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation.

5.4.2 No Adjustment of Series A Conversion Price. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

5.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such

revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5.4.4 (either because the consideration per share (determined pursuant to Subsection 5.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 5.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5.4.4, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Subsection 5.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 5.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange,

cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Subsection 5.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

5.4.4 Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5.4.3), without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

$$CP2 = CP1 * (A + B) \div (A + C).$$

For purposes of the foregoing formula, the following definitions shall apply:

(a) **"CP2"** shall mean the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) **"CP1"** shall mean the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) **"A"** shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) **"B"** shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) **"C"** shall mean the number of such Additional Shares of Common Stock issued in such transaction.

5.4.5 Determination of Consideration. For purposes of this Subsection 5.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible

Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

5.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Subsection 5.4.4 then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

5.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

5.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A

Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

5.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 2 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

5.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 3.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 5.4, 5.6 or 5.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 5 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

5.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such

adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

5.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

6. Mandatory Conversion.

6.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $5.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $30,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock (the time of such closing or the date and time specified or the time of

the event specified in such vote or written consent is referred to herein as the "**Mandatory Conversion Time**"), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

6.2 Procedural Requirements. All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 6. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Subsection 6.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 6.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

7. Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

8. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

9. Notices. Any notice required or permitted by the provisions hereof to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Nevada Revised Statutes, and shall be deemed sent upon such mailing or electronic transmission.

[The remainder of this page is left blank intentionally. Signature page follows.]

IN WITNESS WHEREOF, this Certificate of Designations, Preferences and Rights of Series A Preferred Stock has been executed by a duly authorized officer of the Corporation on this 21st day of August, 2013.

NEUROTROPE, INC.

By: ______________________
Name: Ronald Warren
Title: President

[Signature Page to Certificate of Designations]

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20150498128-90
Barbara K. Cegavske	Filing Date and Time 11/13/2015 9:40 AM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number E0297142013-2

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

Neurotrope Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B PREFERRED STOCK OF NEUROTROPE, INC.

Neurotrope, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada ("Corporation"), hereby certifies that the Board of Directors of the Corporation (the "Board of Directors" or the "Board"), pursuant to authority of the Board as required by applicable law, and in accordance with the provisions of the Corporation's articles of incorporation and by-laws, has authorized and hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the rights, preferences, privileges, powers and restrictions thereof in this certificate of designations, preferences and rights of Series B Preferred Stock of Neurotrope, Inc. (the "Certificate of Designation"), as set forth on Exhibit A attached hereto.

3. Effective date of filing: (optional) November 13, 2015

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B PREFERRED STOCK OF NEUROTROPE, INC.

(Continued)

1. Designation and Amount. The class of Preferred Stock hereby classified shall be designated the "Series B Preferred Stock". The initial number of authorized shares of the Series B Preferred Stock shall be three hundred and thirty three thousand and three hundred and thirty three (333,333), which shall not be subject to increase without the consent of the Required Holders (as defined herein). Each share of the Series B Preferred Stock shall have a par value of $0.0001.

2. Ranking. The Series B Preferred Stock shall rank prior and superior to all of the common stock, par value $0.0001 per share, of the Corporation ("**Common Stock**"), the Series A Preferred Stock (as authorized by the Corporation's Certificate of Designation, Preferences and Rights filed with the State of Nevada on August 22, 2013, as amended, the "Series A Certificate of Designation") and any other capital stock of the Corporation (collectively, the "**Junior Stock**") with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock, the Series A Preferred Stock and other capital stock of the Corporation shall be subject to the preferences and relative rights of the Series B Preferred Stock.

3. Dividends. From and after the date of the issuance of any shares of Series B Preferred Stock, dividends at the rate per annum of $0.08 per 1/100th share shall accrue on such Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (the "**Series B Accruing Dividends**") when, as and if declared, and shall not be cumulative. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock and the "Accruing Dividends" on the Series A Preferred Stock as defined in the Series A Certificate of Designation) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding 1/100th share of Series B Preferred Stock in an amount at least equal to the sum of:

(i) the amount of the aggregate Series B Accruing Dividends then accrued on such 1/100th share of Series B Preferred Stock and not previously paid, plus

(ii) either

(A) in the case of a dividend on Common Stock, an amount equal to the dividend paid on the common stock multiplied by the number of shares of Common Stock into which such Series

B Preferred Stock could be converted on the record date used in connection with such dividend;

(B) in the case of a dividend on any class or series that is convertible into Common Stock, an amount equal to the dividend paid per share of common stock into which that class or series is convertible multiplied by the number of shares of Common Stock into which such Series B Preferred Stock could be converted on the record date used in connection with such dividend; or

(C) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per 1/100th share of Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series B Original Issue Price (as defined below);

provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend. The "**Series B Original Issue Price**" shall mean $0.60 per 1/100th share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock or the underlying shares of common stock. Any dividends or distributions to holders of Junior Stock that would result in dividends or distributions being due to holders of Series B Preferred Stock must be made concurrently with the payment of dividends or distributions to holders of Series B Preferred Stock that are due as a result thereof.

4. Liquidation Preference.

(a) Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to the Stated Value plus any unpaid dividends that are due on the Series B Preferred Stock.

(b) If upon any such Liquidation Event and the required payment in Section 4(a) above, the Corporation retains any assets, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds as if all shares of Series B Preferred Stock were converted into common shares of the Corporation immediately after the Liquidation Event (taking into account the adjustment to be made pursuant to Section 7(i)). For purposes of this Certificate of Designations, the term "**Stated Value**" shall mean sixty cents ($0.60) per 1/100th share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series B Preferred Stock after the Filing Date. For purposes of this Certificate of Designations, a "**Liquidation Event**" means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or its Subsidiaries, the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

5. Fundamental Transactions; Put Triggering Event.

(a) Certain definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(i) **"Business Day"** means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(ii) **"Cash Conversion Amount"** means the product of (A) the percentage of the consideration in the Put Triggering Event (in relation to all consideration being paid in such Put Triggering Event) being paid in cash multiplied by (B) the Stated Value as to which a Put Triggering Event Redemption Notice is being delivered.

(iii) **"Exchange Act"** means the Securities Exchange Act of 1934, as amended.

(iv) **"Eligible Market"** means the OTCQX marketplace of the OTC Markets Group, Inc., the OTCQB marketplace of the OTC Markets Group, Inc., The New York Stock Exchange, Inc., the NYSE Amex Equities, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(v) **"Change of Control"** means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Corporation's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation.

(vi) **"Eligible Successor Common Stock"** means common stock of a Successor Entity that is a publicly traded corporation, whose common stock is quoted or listed for trading on an Eligible Market, and that assumes in writing all obligations of the Corporation under this Certificate of Designations in accordance with Section 5(b) hereof such that the applicable Series B Preferred Stock shall be convertible into publicly traded common stock (or its equivalent) of such Successor Entity.

(vii) **"Fundamental Transaction"** means that the Corporation (or in the case of clause (F) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)) shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another entity, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation to another entity, or (C) allow another entity or entities to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the entity or entities making or party to, or associated or affiliated with the entity or entities making or party to, such purchase, tender or exchange offer), or (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another entity whereby such other entity acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other entity or other entities making or party to, or associated or affiliated with the other entities making or party to, such stock purchase agreement or other business combination), or (E) reorganize, recapitalize or reclassify its Common Stock, or (F) become the

"beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock.

(viii) "**Parent Entity**" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ix) "**Put Triggering Event**" means any Change of Control other than one in which a Successor Entity that is a publicly traded corporation, whose common stock is quoted or listed for trading on an Eligible Market, assumes in writing all obligations of the Corporation under this Certificate of Designations in accordance with Section 5(b) hereof such that the Series B Preferred Stock shall be convertible into publicly traded common stock (or its equivalent) of such Successor Entity.

(x) "**Required Holders**" means each of (i) the holders of record of a majority of the outstanding shares of Series B Preferred Stock on the applicable date, (ii) as long as it is a holder of Series B Preferred Stock on the applicable date, Iroquois Master Fund Ltd., provided that if Iroquois Master Fund Ltd. no longer holds shares of Series B Preferred Stock because it has transferred such shares to an "affiliate" (as defined in Rule 405 promulgated under the U.S. Securities Act of 1933, as amended), the term Required Holders shall include such affiliate in subsection (ii) and (iii) as long as it is a holder of Series B Preferred Stock on the applicable date, Hudson Bay Master Fund LTD, provided that if Hudson Bay Master Fund LTD no longer holds shares of Series B Preferred Stock because it has transferred such shares to an "affiliate" (as defined in Rule 405 promulgated under the U.S. Securities Act of 1933, as amended), the term Required Holders shall include such affiliate in subsection (iii).

(xi) "**Securities Conversion Amount**" means the product of (A) the percentage of the consideration in the Put Triggering Event (in relation to all consideration being paid in such Put Triggering Event) being paid in securities (other than in Eligible Successor Common Stock) multiplied by (B) the Stated Value as to which a Put Triggering Event Redemption Notice is being delivered.

(xii) "**Successor Entity**" means the Person, which may be the Corporation, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(xiii) "**Successor Entity Conversion Amount**" means the product of (A) the percentage of the consideration in the Put Triggering Event (in relation to all consideration being paid in such Put Triggering Event) being paid in Eligible Successor Common Stock multiplied by (B) the Stated Value as to which a Put Triggering Event Redemption Notice is being delivered.

(xiv) "**Trading Day**" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(xv) "**Voting Stock**" means capital stock of the class or classes pursuant to which the holders thereof have the general voting power to elect or the general power to appoint, at least a majority of the board of directors, managers or trustees thereof (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(b) Assumption. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series B Preferred Stock in exchange for such Series B Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value equal to the Stated Value of the Series B Preferred Stock held by such Holder and having similar ranking to the Series B Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Corporation" shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Corporation herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series B Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series B Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series B Preferred Stock), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Series B Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to receive such shares to such extent (or to beneficially own any shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time such Holder shall be delivered such shares to the extent as if there had been no such limitation). The provisions of this Section shall apply similarly and equally to any successive Fundamental Transaction and shall be applied without regard to any limitations on the conversion of the Series B Preferred Stock.

(c) Put Triggering Event. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile and overnight courier to the Holders (a "**Change of Control Notice**"). At any time during the period beginning after a Holder's receipt of a Change of Control Notice with respect to a Put Triggering Event and ending on the date that is twenty (20) Trading Days after such Put Triggering Event, such Holder may require the Corporation to redeem all or any portion of such Holder's Series B Preferred Stock by delivering (such date of delivery, the "**Put Triggering Event Redemption Notice Date**") written notice thereof ("**Put Triggering Event Redemption Notice**") to the Corporation, which Put Triggering Event Redemption Notice shall indicate

the Stated Value the Holder is electing to be redeemed and/or assumed as provided below. Any Series B Preferred Stock subject to redemption pursuant to this Section 5(c) shall be redeemed by the Corporation in cash at a price equal to

(I) in the event of a Put Triggering Event that provides for cash payments to the Corporation or the equity holders of the Corporation, the greater of

(i) 100% of the Cash Conversion Amount;

(ii) the product of

(x) the Conversion Rate in effect at such time as the Holder delivers a Put Triggering Event Redemption Notice with respect to such Cash Conversion Amount, and

(y) the highest amount of cash consideration to be paid to a holder of one share of Common Stock upon consummation of such Put Triggering Event (or, if such cash consideration is paid to the Corporation, that would be payable to a holder of one share of Common Stock after consummation of such Put Triggering Event and distribution of all of such cash by the Corporation to its holders of Common Stock); and

(iii) the "Black Scholes Value" of such share of Series B Preferred Stock calculated by using the Black and Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined (1) in the event the such Fundamental Transaction is publicly announced, the day prior to the public announcement of the Fundamental Transaction for pricing purposes or (2) in the event the Fundamental Transaction is not publicly announced, the consummation of the Fundamental Transaction, and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period from the applicable date of determination until November 13, 2020, (ii) an expected volatility equal to the lesser of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction, (iii) the underlying price per share used in such calculation shall equal the greatest of (1) the highest Closing Sale Price (as defined herein) of the Common Stock during the period beginning on the Trading Day immediately preceding the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the Put Triggering Event Redemption Notice Date, (iv) a zero cost of borrow, and (v) a 250 day annualization factor.

(II) in the event of a Put Triggering Event that provides for payments in securities (other than in Eligible Successor Common Stock) to the Corporation or the equity holders of the Corporation, the greater of

(i) 100% of the Securities Conversion Amount,

(ii) the product of

(x) the Conversion Rate in effect at such time as the Holder delivers a Put Triggering Event Redemption Notice with respect to such Securities Conversion Amount, and

(y) the last Closing Sale Price of the Common Stock in effect immediately prior to the consummation of the Put Triggering Event (the "**Put Triggering Event Redemption Price**"); and

(iii) The Black Scholes Value, and

(III) in the event of a Triggering Event that provides for payments in Eligible Successor Common Stock to the Corporation or the equity holders of the Corporation, the Successor Entity shall assume the Successor Entity Conversion Amount in accordance with the provisions of Section 5(b) above.

Upon the Corporation's receipt of a Put Triggering Event Redemption Notice(s) from any Holder, the Corporation shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Corporation's receipt of such notice(s). The Corporation shall make payment of the Put Triggering Event Redemption Price concurrently with the consummation of such Put Triggering Event to all Holders that deliver a Put Triggering Event Redemption Notice prior to the consummation of such Put Triggering Event and within five (5) Trading Days after the Corporation's receipt of such notice otherwise (the "**Put Triggering Event Redemption Date**"). To the extent redemptions required by this Section 5(c) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series B Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(c), until the Put Triggering Event Redemption Price (together with any interest thereon) is paid in full, the Stated Value submitted for redemption under this Section 5(c) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Put Triggering Event, shares or equity interests of the Successor Entity substantially equivalent to the Corporation's Common Stock pursuant to Section 7(c)(i). The Holders and the Corporation agree that in the event of the Corporation's redemption of any Series B Preferred Stock under this Section 5(c), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(c) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. In the event that the Corporation does not pay the Put Triggering Event Redemption Price on the Put Triggering Event Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 5(d).

(d) Void Redemption. In the event that the Corporation does not pay a Put Triggering Event Redemption Price within the time period set forth in this Certificate of Designations, at any time thereafter and until the Corporation pays such unpaid applicable Put Triggering Event Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Corporation to promptly return to such Holder any or all of the Series B Preferred Stock that were submitted for redemption by such Holder and for which the applicable Put Triggering Event Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the "**Void Redemption Notice**"). Upon the Corporation's receipt of such Void Redemption Notice, (i) the applicable Redemption Notice shall be null and void with respect to the Series B Preferred Stock subject to the Void Redemption Notice, (ii) the Corporation shall immediately return any Series B Preferred Stock subject to the Void Redemption Notice, and (iii) the Conversion Price of such returned Series B Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Redemption Notice is delivered to the Corporation and (B) 90% of the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the applicable Redemption Notice is delivered to the Corporation and ending on the date on which the Void Redemption Notice is delivered to the Corporation, as applicable, subject to further adjustment as provided in this Certificate of Designations.

(e) Disputes. In the event of a dispute as to the determination of the arithmetic calculation of the Put Triggering Event Redemption Price, such dispute shall be resolved pursuant to Section 7(e) with the term "Put Triggering Event Redemption Price" being substituted for the term "Conversion Rate". A Holder's delivery of a Void Redemption Notice and exercise of its rights following such notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice.

6. Voting Rights.

(a) Certain definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(i) "**Contingent Obligation**" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(ii) "**GAAP**" means United States generally accepted accounting principles, consistently applied.

(iii) "**Indebtedness**" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(iv) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(b) General. Subject to the restrictions set out in Section 7(i) in connection with the Maximum Percentage, each issued and outstanding share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock is convertible (as adjusted from time to time pursuant to Section 8 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent).

(c) Series B Preferred Stock Protective Provisions. In addition to any other rights provided by law, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Required Holders:

(i) increase the authorized number of shares of Series B Preferred Stock;

(ii) amend, alter or repeal any provision of this Certificate of Designation or the Corporation's Articles of Incorporation, Bylaws or the Series A Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock;

(iii) create, or authorize the creation of, or issue, or authorize the issuance of any debt security or any equity security or incur, or authorize the incurrence of any other Indebtedness;

(iv) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series B Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption; or

(v) in any manner, issue or sell any rights, warrants or options to subscribe for or purchase shares of Common Stock or securities directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price. Nothing herein shall prevent the Corporation from consummating an acquisition that does not result in capital raising for the Corporation and/or any of its Subsidiaries where the purchase price with respect thereto is a fixed price determined on or prior to the consummation of such transaction based on an average of recent market prices prior to such consummation, but only if all parties to any agreement with respect to such transaction and all Persons that are entitled to receive any securities pursuant to any such agreement are prohibited from selling, directly or indirectly, all equity and equity linked securities of the Corporation at all times after commencement of negotiations with respect to any such transaction until the consummation of any such transaction.

7. Conversion. Subject to Section 7(i), each share of Series B Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 7, provided, however, that in connection with any Liquidation Event, the right of conversion shall terminate upon the full payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

(a) Certain definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(i) "**Bloomberg**" means Bloomberg Financial Markets.

(ii) "**Conversion Price**" means $0.60 per 1/100ths share, subject to adjustment as provided herein.

(iii) "**Subsidiary**" means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns at least twenty percent (20%) of the outstanding capital stock or similar interest.

(iv) "**Weighted Average Price**" means, for any security as of any date (or specified period), the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time on such date (or the first date in such period), and ending at 4:00:00 p.m., New York City time on such date (or the last date in such period), as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time on such date (or the first date in such period), and ending at 4:00:00 p.m., New York City time on such date (or the last date in such period), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 7(e) below with the term "Weighted Average Price" being substituted for the term "Conversion Rate." All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) Conversion. The number of shares of Common Stock issuable upon conversion of each 1/100th share of Series B Preferred Stock pursuant to this Section 7 shall be determined according to the following formula (the "**Conversion Rate**"):

$$\frac{\text{Stated Value}}{\text{Conversion Price}}$$

No fractional shares of Common Stock are to be issued upon the conversion of any Series B Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(c) Mechanics of Conversion. The conversion of Series B Preferred Stock shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert Series B Preferred Stock into shares of Common Stock on any date (a "**Conversion Date**"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series B Preferred Stock subject to such conversion substantially in the form attached hereto as Exhibit I (the "**Conversion Notice**") to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporations registered transfer agent (the "**Transfer Agent**") (if the Corporation does not have a registered transfer agent, references hereto to the "Transfer Agent" shall be deemed to be references to the Corporation) and (B) if required by Section 7(c)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series B Preferred Stock being

converted (or compliance with the procedures set forth in Section 11) (the "**Preferred Stock Certificates**").

(ii) Corporation's Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the "**Share Delivery Date**"), (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series B Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 7(c)(iv), is greater than the number of shares of Series B Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the "**Preferred Stock Delivery Date**") and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series B Preferred Stock not converted.

(iii) Corporation's Failure to Timely Convert.

(A) Cash Damages. If within three (3) Trading Days after the Corporation's receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Series B Preferred Stock (a "**Conversion Failure**"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a "**Buy-In**"), then the Corporation shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "**Buy-In Price**"), at which point the Corporation's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series B Preferred Stock as required pursuant to the terms hereof.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series B Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series B Preferred Stock that have not been converted pursuant to such Holder's Conversion Notice; provided that

the voiding of a Holder's Conversion Notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 7(c)(iii)(A) or otherwise.

(iv) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series B Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series B Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series B Preferred Stock represented by the certificate are being converted, in which case the Holder shall deliver such stock certificate to the Corporation promptly following such conversion, or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series B Preferred Stock upon physical surrender of any Series B Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series B Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series B Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series B Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series B Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series B Preferred Stock unless such Holder first physically surrenders the certificate representing the Series B Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series B Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series B Preferred Stock, the number of shares of Series B Preferred Stock represented by such certificate may be less than the number of shares of Series B Preferred Stock stated on the face thereof. Each certificate for Series B Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 7 THEREOF. THE NUMBER OF SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES B PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 7 OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d) Reservation of Shares.

(i) The Corporation shall have such number of its duly authorized and unissued shares of Common Stock for each Series B Preferred Stock equal to 150% of the number of shares of Common Stock (the "**Full Dilution Amount**") necessary to effect (i) the conversion of all outstanding Series B Preferred Stock and (ii) the exercise of all outstanding warrants issued to the Holders of Series B Preferred Stock at the time of the issuance of the Series B Preferred Stock (the "**Series B Warrants**"). The Corporation shall at all times when the Series B Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock such number of its duly authorized and unissued shares of Common Stock as shall the Full Dilution Amount. The initial number of shares of Common Stock reserved for conversions of the Series B Preferred Stock and the Series B Warrants and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series B Preferred Stock held by each Holder at the time of issuance of the Series B Preferred Stock or increase

in the number of reserved shares, as the case may be (the "**Authorized Share Allocation**"). In the event a Holder shall sell or otherwise transfer any of such Holder's Series B Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series B Preferred Stock (other than pursuant to a transfer of Series B Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

(ii) If at any time while any of the Series B Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series B Preferred Stock at least a number of shares of Common Stock equal to the Full Dilution Amount (an "**Authorized Share Failure**"), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Full Dilution Amount for the Series B Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(e) Forced Conversion. So long as no other class of the Company's preferred stock is authorized and outstanding, if (i) within twelve (12) months of the date that this Certificate of Designations is filed in the State of Nevada, the Company undertakes a reverse stock split of its Common Stock (the "Reverse Stock Split") with the intention of listing its shares of Common Stock (or having its shares of Common Stock quoted on) a stock exchange registered as a "National Securities Exchange" pursuant to Section 6 of the Securities Exchange Act of 1934, as amended, and (ii) as a result of the Reverse Stock Split, the Company meets or exceeds the minimum National Securities Exchange's listing requirements (such date that both (i) and (ii) are satisfied, the "Mandatory Conversion Time"), then all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, such that the shares of Common Stock issued shall equal the Stated Value divided by the lesser of

(i) the then effective Conversion Rate or

(ii) the greater of (a) $0.45 (as adjusted by the Reverse Stock Split or any other stock splits, dividends or otherwise) and (b) the Weighted Average Price during the three Trading Day period following the effect date of the Reverse Stock Split.

All holders of record of shares of Series B Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 7. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement

reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Stock converted pursuant to this Section, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence. Within two Trading Days of the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof. No additional shares of Series B Preferred Stock may be issued following the Mandatory Conversion Time. No holder of Series B Preferred, nor other Persons on his, her or its behalf, shall engage in any Short Sales (defined below) involving the Company's securities during the three Trading Day period following the effective date of the Reverse Stock Split. **"Short Sales"** means all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

Notwithstanding anything to the contrary contained herein, in the event that the forced conversion set out in this Section would cause any Holder's beneficial ownership of Common Stock to exceed the Maximum Percentage (as defined herein) the Corporation shall hold any in abeyance for such Holder that number of shares that equals the difference between (i) the Maximum Percentage and (ii) the number of shares that such Holder would beneficially own without this provision (the "**Abeyance Shares**") until such time, if ever, that the delivery of such Abeyance Shares shall not cause the Holder to exceed the Maximum Percentage, at which time such Holder shall be delivered such Abeyance Shares (and any dividends and distributions accrued thereon since the date that they were placed in abeyance) to the extent as if there had been no such limitation. For the sake of clarity, a Holder shall have no voting or distribution rights with respect to any Abeyance Shares until such Abeyance Shares are delivered to the Holder pursuant to the preceding sentence. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(f) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any "big four" international accounting firm. The Corporation shall cause, at the Corporation's expense (unless the accounting firm determines that the Holder's calculation was inaccurate in the Holder's favor by more than 5%, in which case the Holder shall be responsible for such expense), the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.

Such accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

(g) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(h) Effect of Conversion. All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 7l(iii)(B), any shares of Series B Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

(i) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series B Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series B Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(j) Maximum Percentage. Notwithstanding anything to the contrary set forth herein, the Corporation shall not effect any conversion of Series B Preferred Stock, and no Holder shall have the right to convert any Series B Preferred Stock, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's affiliates) would have acquired, through conversion of Series B Preferred Stock or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 9.99% (the "**Maximum Percentage**") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. The Corporation shall not give effect to any voting rights of the Series B Preferred Stock, and any Holder shall not have the right to exercise voting rights with respect to any Series B Preferred Stock pursuant hereto, to the extent that giving effect to such voting rights would result in such Holder (together with its affiliates) being deemed to beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. For purposes of the foregoing, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series B Preferred Stock beneficially owned by such Person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(i) beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 7(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 7(i), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation's most recent Form 10-K, Form 10-Q, or Form 8-K, as the case may be, (2) a more

recent public announcement by the Corporation, or (3) any other notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Holder, the Corporation shall within one (1) Business Day following the receipt of such notice, confirm orally and in writing to any such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series B Preferred Stock, by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Corporation, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided, that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, and (ii) any such increase or decrease will apply only to the Holder providing such written notice and not to any other Holder. In the event that the Corporation cannot pay any portion of any dividend, distribution, grant or issuance hereunder (including pursuant to Sections 3, 5(b) or 8(f)) to a Holder solely by reason of this Section 7(i) (such shares, the "**Limited Shares**"), notwithstanding anything to the contrary contained herein, the Corporation shall not be required to pay cash in lieu of the payment that otherwise would have been made in such Limited Shares, but shall hold any such Limited Shares in abeyance for such Holder until such time, if ever, that the delivery of such Limited Shares shall not cause the Holder to exceed the Maximum Percentage, at which time such Holder shall be delivered such Limited Shares (and any dividends and distributions accrued thereon since the date that they were placed in abeyance) to the extent as if there had been no such limitation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

8. Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 8.

(a) Certain Definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(i) "**Closing Sale Price**" means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7I. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(ii) "**Convertible Securities**" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(iii) "**Excluded Securities**" means any capital stock issued or issuable: (i) upon conversion of the Series A Preferred Stock or the Series B Preferred Stock; (ii) as a dividend or distribution on the Series B Preferred Stock; (iii) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the date that this Certificate of Designation is filed in Nevada (the "**Filing Date**"), provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Filing Date; (iv) pursuant to any benefit plan, program or agreement approved prior to the Filing Date by the Corporation's board of directors or any committee thereof pursuant to which the Corporation's securities may be issued to any employee, officer or director for bona fide services provided to the Corporation; (v) upon exercise of the Series B Warrants; and (vi) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing any securities for the purpose of raising capital or to an entity whose primary business is investing in securities.

(iv) "**Options**" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(v) "**Option Value**" means the value of an Option based on the Black and Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined (1) in the event the issuance of such Option is publicly announced, the day prior to the public announcement of the applicable Option for pricing purposes or (2) in the event the issuance of such Option is not publicly announced, the day of issuance of such Option, and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the lesser of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Option, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance, (iv) a zero cost of borrow, and (v) a 250 day annualization factor.

(vi) "**Principal Market**" means the Eligible Market that is the principal securities exchange market for the Common Stock.

(b) Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock. If and whenever after the Filing Date the Corporation issues or sells, or in accordance with this Section 8(b) is deemed to have issued or sold, any Common Stock (including the issuance or sale of Common Stock owned or held by or for the account of the Corporation but excluding Excluded Securities) for a consideration per share (the "**New Issuance Price**") less than a price (the "**Applicable Price**") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing, a "**Dilutive Issuance**"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 8(b), the following shall be applicable:

(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Corporation with respect to such one Ordinary Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(b)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Corporation with respect to such one Ordinary Share upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 8(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Filing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (x) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (y) the Option Value of such Options. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Corporation will be the Closing Sale Price of such marketable securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or marketable securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(c) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Filling Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Filing Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(d) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price and otherwise protect the rights of the Holder, provided that no such adjustment pursuant to this Section 8(d) will increase the Conversion Price as otherwise determined pursuant to this Section 8, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then such dispute shall be settled pursuant to the terms of Section 7I.

(e) Voluntary Adjustment By Corporation. The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board of Directors in accordance with Nevada law.

(f) Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "**Purchase Rights**"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder

could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series B Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).

(g) Notices.

(i) Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 8 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 7I.

(ii) Except as otherwise required by law, the Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote.

(iii) The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Change of Control, any Fundamental Transaction or any Liquidation Event will take place.

(h) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be)

9. Suspension from Trading. If on any day after the Filing Date, the sale of any of the shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock (the "**Conversion Shares**") (without giving effect to the Maximum Percentage) issuable hereunder cannot be made (i) because of the suspension of trading by the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded (a "**Maintenance Failure**"), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Corporation shall pay to each Holder, for each full fifteen (15) day period during which there is a Maintenance Failure, an amount in cash equal to one quarter of one percent (0.25%) of the product of (I) the total number of Conversion Shares issuable hereunder (without giving effect to the Maximum Percentage) and (II) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Date immediately prior to the first date of

the Maintenance Failure and ending on the date such Maintenance Failure is cured or (ii) because of a failure to maintain the listing of the Common Stock on one or more Eligible Markets (a "**Delisting Maintenance Failure** "), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Corporation shall pay to each Holder, for each full fifteen (15) day period during which there is a Delisting Maintenance Failure, an amount in cash equal to one quarter of one percent (0.25%) of the Stated Value then held by such Holder. The payments to which a Holder shall be entitled pursuant to this Section 9 are referred to herein as "**Suspension Payments**". Suspension Payments shall be paid on the third Business Day after each full fifteen (15) day period during which there is a Maintenance Failure or a Delisting Maintenance Failure, as applicable.

10. Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 7 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

11. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series B Preferred Stock Certificates representing the Series B Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series B Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series B Preferred Stock into Common Stock.

12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series B Preferred Stock's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each holder of Series B Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series B Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series B Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with contact information provided by each Holder to the Corporation and set forth in the register for the Series B Preferred Stock maintained by the Corporation as set forth in Section 16.

14. Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series B Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver

thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

15. Transfer of Series B Preferred Stock. A Holder may assign some or all of the Series B Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

16. Series B Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series B Preferred Stock, in which the Corporation shall record the name and address of the persons in whose name the Series B Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the person in whose name any Series B Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

17. Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the laws of the State of Nevada, this Certificate of Designations or otherwise with respect to the issuance of the Series B Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation's stockholders or at a duly called meeting of the Corporation's stockholders, all in accordance with the applicable rules and regulations of the State of Nevada. This provision is intended to comply with the applicable sections of the Nevada Revised Statutes permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

18. General Provisions. In addition to the above provisions with respect to Series B Preferred Stock, such Series B Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally.

19. Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on the 13TH day of November 2015, and affirms the statements contained therein as true under the penalties of perjury.

NEUROTROPE, INC.

Name: Robert Weinstein
Its: Chief Financial Officer, Executive
Vice President, Secretary and Treasurer

Exhibit I

NEUROTROPE, INC.
CONVERSION NOTICE

Reference is made to the shares of Series B Preferred Stock (the "**Series B Preferred Shares**") issued to the undersigned by Neurotrope, Inc. (the "**Company**"). In accordance with and pursuant to the Certificate of Designations, Preferences and Rights of Series B Preferred Stock, the undersigned hereby elects to convert that number of Series B Preferred Shares indicated below into shares of Common Stock, (the "**Common Stock**"), of the Company, as of the date specified below.

Date of Conversion: ______________________________

Series B Preferred Shares to be converted: ______________________

Please confirm the following information:

Conversion Price: ______________________________

Number of shares of Common Stock to be issued: ______________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to: ______________________________

____

____

Facsimile Number: ______________________________

Authorization: ______________________________

By: ______________________________

Title: ______________________________

Dated: ______________________________

Account Number (if electronic book entry transfer): ______________________________

Transaction Code Number: (if electronic book entry transfer) ______________________________

Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction: ______________________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Philadelphia Stock Transfer, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ____________, 20__ from the Company and acknowledged and agreed to by Philadelphia Stock Transfer, Inc.

NEUROTROPE, INC.

By: ________________________________

Name:

Title:

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150504760-00
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 11/18/2015 3:02 PM
	Entity Number E0297142013-2

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Neurotrope, Inc.

2. Description of the original document for which correction is being made:

Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Neurotrope, Inc., filed November 13, 2015, Ref. No. 00010129868-25, Document No. 20140498128-90

3. Filing date of the original document for which correction is being made: November 13, 2015

4. Description of the inaccuracy or defect:

The word "rate" in section 7(e)(i) regarding Forced Conversion on page 13 should be "price".

5. Correction of the inaccuracy or defect:

Section 7(e)(i) is corrected to read as follows: "(i) the then effective Conversion Price or"

See corrected page 13 to Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Neurotrope, Inc., which is attached hereto as Appendix A.

6. Signature:

X [signature]

Authorized Signature

Chief Financial Officer, Executive Vice President, Secretary, and Treasurer

Title *

11/17/2015

Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

in the number of reserved shares, as the case may be (the "**Authorized Share Allocation**"). In the event a Holder shall sell or otherwise transfer any of such Holder's Series B Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series B Preferred Stock (other than pursuant to a transfer of Series B Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

(ii) If at any time while any of the Series B Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series B Preferred Stock at least a number of shares of Common Stock equal to the Full Dilution Amount (an "**Authorized Share Failure**"), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Full Dilution Amount for the Series B Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(e) Forced Conversion. So long as no other class of the Company's preferred stock is authorized and outstanding, if (i) within twelve (12) months of the date that this Certificate of Designations is filed in the State of Nevada, the Company undertakes a reverse stock split of its Common Stock (the "Reverse Stock Split") with the intention of listing its shares of Common Stock (or having its shares of Common Stock quoted on) a stock exchange registered as a "National Securities Exchange" pursuant to Section 6 of the Securities Exchange Act of 1934, as amended, and (ii) as a result of the Reverse Stock Split, the Company meets or exceeds the minimum National Securities Exchange's listing requirements (such date that both (i) and (ii) are satisfied, the "Mandatory Conversion Time"), then all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, such that the shares of Common Stock issued shall equal the Stated Value divided by the lesser of

(i) the then effective Conversion Price or

(ii) the greater of (a) $0.45 (as adjusted by the Reverse Stock Split or any other stock splits, dividends or otherwise) and (b) the Weighted Average Price during the three Trading Day period following the effect date of the Reverse Stock Split.

All holders of record of shares of Series B Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 7. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160169662-19
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/14/2016 2:27 PM
	Entity Number E0297142013-2

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Neurotrope, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

3. Authorized Stock.
Number of shares with par value: 450,000,000
Par value per share: $0.0001
Number of shares without par value: 0

(a) The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is four hundred and fifty million (450,000,000) shares, of which four hundred million (400,000,000) shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001), and fifty million (50,000,000) shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).

[Continued on Attachment A]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 55%

4. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] ROBERT WEINSTEIN CFO

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Attachment A

3. Authorized Stock (continued)

(b) The Board of Directors shall have authority to prescribe and provide for, by resolution or resolutions adopted by the Board of Directors, the issuance of Preferred Stock from time to time in one or more classes and/or series, the distinguishing designation for each class or series of Preferred Stock, the number of each class or series of Preferred Stock and the voting powers, designations, preferences and relative, participating, optional or other rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions, if any, thereof, and to increase or decrease the number of shares of any class or series of Preferred Stock subsequent to the issuance of shares of that class or series, but not below the number of shares of such class or series then outstanding, all to the full extent permitted by Nevada Private Corporations Law (Chapter 78 of the Nevada Revised Statutes), or any successor law(s) of the State of Nevada. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Without limiting the generality of the foregoing, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of a class or series of Preferred Stock, and any rate, condition or time for payment of distributions on any class or series of Preferred Stock, may be made dependent upon any fact or event which may be ascertained outside these Articles of Incorporation or the resolution adopted by the Board of Directors if the manner in which such fact or event may operate is stated in the resolution. As used in this paragraph, "fact or event" includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, the Corporation itself or any government, governmental agency or political subdivision of a government.